SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14C INFORMATION

               Information Statement Pursuant to Section 14(c) of
                       the Securities Exchange Act of 1934

                           Check the appropriate box:

                      [_] Preliminary Information Statement

     [_] Confidential, for Use of the Commission Only (as permitted by Rule
                                  14c-5(d)(2))

                      [X] Definitive Information Statement

                               SWISS MEDICA, INC.
                               ------------------

                (Name of Registrant as Specified In Its Charter)

                Payment of Filing Fee (Check the appropriate box)

                              [X] No fee required.

    [_] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1) Title of each class of securities to which transaction applies:
------------------------------------------------------------------

2) Aggregate number of securities to which transaction applies:
---------------------------------------------------------------

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:


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                              INFORMATION STATEMENT
                                       OF
                               SWISS MEDICA, INC.
                           53 Yonge Street, 3rd Floor
                        Toronto, Ontario, Canada M5E 1JE

                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement is first being furnished on or about September 2, 2005 to the holders of record as of the close of business on July 13, 2005 (referred to in this Information Statement as the "Record Date") of the common stock of SWISS MEDICA, INC. (referred to in this Information Statement as "we", "us", "our" or "SWISS MEDICA, INC.").

Our Board of Directors has approved, and stockholders owning an aggregate of 2,000,000 shares of Class B common stock and 7,683,181 shares of Class A common stock outstanding as of the Record Date (or 57.9% of the outstanding stockholder votes) have consented in writing to the action described below. As of the Record Date, there were 2,000,000 shares of Class B common stock outstanding, and 85,724,167 shares of Class A common stock outstanding. In accordance with
Article V of our Certificate of Incorporation, the holders of Class A Common Stock are entitled to one vote per share on all matters to be voted on by the Corporation's stockholders, while the holders of Class B Common Stock are entitled to fifty votes per share on all matters to be voted on by the Corporation's stockholders. As a result, shares constituting 107,683,181 votes out of a total of 185,724,167 outstanding votes have consented to the actions described herein. Therefore, such approval and consent constitute the approval and consent of a majority of the total number of shares of outstanding voting common stock and are sufficient under the Delaware General Corporations Law (the "DGCL"), our Certificate of Incorporation and Bylaws to approve the action. Accordingly, the action will not be submitted to the other stockholders of SWISS MEDICA, INC. for a vote. This Information Statement is being furnished to stockholders to provide you with certain information concerning the actions in accordance with the requirements of the Securities Exchange Act of 1934 and the regulations promulgated thereunder, including Regulation 14C.

           The date of this Information Statement is August 26, 2005.

                                     GENERAL

We will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of our common stock.

We will only deliver one Information Statement to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders. We will promptly deliver a separate copy of this Information Statement to a stockholder at a shared address to which a single copy of the document was delivered upon oral or written request to:

                               SWISS MEDICA, INC.
                                 Attn: Secretary
                           53 Yonge Street, 3rd Floor
                        Toronto, Ontario, Canada M5E 1JE
                          Telephone No.: (416) 868-0202

Stockholders may also address future requests for separate delivery of Information Statements and/or annual reports by contacting us at the address listed above.


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

                     INFORMATION ON CONSENTING STOCKHOLDERS

Pursuant to our Bylaws and the DGCL, a vote by the holders of at least a majority of our outstanding voting shares is required to effect the action described in this Information Statement. Each share of Class A common stock is entitled to one vote and each share of Class B common stock is entitled to fifty votes. As of the Record Date, we had 85,724,167 shares of Class A common stock and 2,000,000 shares of Class B common stock issued and outstanding. A majority of such voting shares in favor of the action are required to pass the stockholder resolution for this action.

Of the common stock outstanding and entitled to vote on the Record Date, 57.9% of such shares were voted in favor of the action.

The following stockholders voted in favor of the action, pursuant to DGCL
Section 242, as follows:

--------------------------------------------------------------------------
Name of Common      Number of Common Shares
Stockholder         voted in favor of the Action   Date of Written Consent
--------------------------------------------------------------------------
Raghunath Kilambi   2,000,000 Class B Common       June 21, 2005
                    Stock; 1,784,451 Class A
                    Common Stock
--------------------------------------------------------------------------
Grant Johnson       3,511,870 Class A Common       June 21, 2005
                    Stock
--------------------------------------------------------------------------
Bryson Farrill      900,000 Class A Common         June 21, 2005
                    Stock
--------------------------------------------------------------------------
Azim Fancy          486,860 Class A Common         June 21, 2005
                    Stock
--------------------------------------------------------------------------
Ronald Springer     1,000,000 Class A Common       June 21, 2005
                    Stock
--------------------------------------------------------------------------


                        NOTICE TO STOCKHOLDERS OF ACTION
                       APPROVED BY CONSENTING STOCKHOLDERS

                                     ACTION

Currently, the Certificate of Incorporation has authorized 160,000,000 shares of capital stock, including 100,000,000 shares of Class A Common Stock, 50,000,000 shares of Class B Common Stock, and 10,000,000 shares of preferred stock. The Board of Directors of the Company has determined to amend the Company's Certificate of Incorporation to (1) increase the authorized number of shares of Class A Common Stock from 100,000,000 to 200,000,000 and (2) to decrease the authorized number of shares of Class B Common Stock from 50,000,000 to 5,000,000 such that the total number of authorized shares of the Corporation's capital stock is increased from 160,000,000 to 215,000,000;. A copy of the Amendment to the Certificate of Incorporation (the "Amendment") is attached hereto for your reference.

Reason for Amendment

The Board of Directors believes it desirable to increase the authorized number of shares of Common Stock and, in particular the number of shares of Class A Common Stock, in order to provide the Company with adequate flexibility in corporate planning and strategies. The availability of additional Common Stock for issuance could be used for a number of purposes, including corporate financing, future acquisitions, stock dividends, stock splits, stock options, and other stock-based compensation. There are currently no plans, agreements or understandings regarding the issuance of any of the additional shares of Common Stock that would be available if this proposal is approved . Such additional authorized shares may be issued for such purposes and for such consideration as the Board of Directors may determine without further shareholder approval, unless such action is required by applicable law.


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

The additional shares of Common Stock for which authorization is sought would be part of the Class A common stock. There will be no change in voting rights, dividend rights, liquidation rights, preemptive rights or any other stockholder rights as a result of the proposed amendment. The additional shares might be issued at such times and under such circumstances as to have a dilutive effect on earnings per share and on the equity ownership of the present holders of Class A Common Stock.

Effect of the Proposal

The increase in the authorized but unissued shares of Class A Common Stock which would result from adoption of the proposed amendment could have a potential anti-takeover effect with respect to the Company, although management is not presenting the proposal for this reason and does not presently anticipate using the increased authorized shares for such a purpose. The potential anti-takeover effect of the proposed amendment arises because it would enable the Company to issue additional Common Stock up to the total authorized number with the effect that stockholdings and related voting rights of then existing stockholders would be diluted to an extent proportionate to the number of additional Common Stock issued.

Section 242 of the DGCL

Section 242 of the DGCL permits the amendment of a corporation's certificate of incorporation to allow for an amendment or restatement of the articles of incorporation so long as the holders of at least a majority of the issued and outstanding shares entitled to vote on the action, approve the action. In this instance, the stockholders entitled to vote are the common stockholders. A majority of such stockholders voted in favor of the action.

Effective Date

The Amendment to the Certificate of Incorporation will become effective upon the filing of the Amendment to the Certificate of Incorporation with the Delaware Secretary of State. Under federal securities laws, we cannot file the Amendment until at least 20 days after mailing this Information Statement.


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

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth selected information regarding the beneficial ownership of the company's common stock and preferred stock computed as of July 13, 2005, by: each of our "named executive officers"; each of our directors; each person known to us to own beneficially more than 5% of any class of our securities; and the group comprised of our current directors and executive officers. The term "named executive officer" includes the Chief Executive Officer and the Chief Financial Officer. We believe that each individual or entity named has sole investment and voting power with respect to shares of common stock indicated as beneficially owned by them, subject to community property laws where applicable, and except where otherwise noted. Unless otherwise indicated, the address of each stockholder is 53 Yonge Street, 3rd Floor, Toronto, Ontario, Canada M5E 1JE. Beneficial ownership including the number and percentage of shares owned is determined in accordance with Rule 13d-3 and 13d-5 under the Securities Exchange Act of 1934 (the "Exchange Act") and is generally determined by voting power and/or investment power with respect to securities.

----------------------------------------------------------------------------------------------------
                                                                                PERCENT OF SHARES OF
                                  TOTAL OUTSTANDING      TOTAL OUTSTANDING      CLASS A AND CLASS B
NAME AND ADDRESS OF               CLASS A COMMON STOCK   CLASS B COMMON STOCK   COMMON STOCK
BENEFICIAL OWNER (1)(2)           BENEFICIALLY OWNED     BENEFICIALLY OWNED     BENEFICIALLY OWNED
----------------------------------------------------------------------------------------------------
Raghunath  Kilambi,                 2,664,451 (3)          2,000,000 (4)              5.4%
Chief Executive Officer and
Director

----------------------------------------------------------------------------------------------------
Grant Johnson,                      5,391,870 (3)                 --                  6.2%
President, Chief Operating
Officer and Director

----------------------------------------------------------------------------------------------------
Azim Fancy, Director                  566,860 (5)                 --                  0.1%

----------------------------------------------------------------------------------------------------
Bryson Farrill, Chairman            1,100,000 (6)                 --                  1.3%

----------------------------------------------------------------------------------------------------
Ronald Springer, Director           1,080,000 (7)                 --                  1.3%

----------------------------------------------------------------------------------------------------
Bruce Fairbairn                       750,000 (8)                 --                  0.1%

----------------------------------------------------------------------------------------------------
Alpha Capital
Aktiengesellschaft (9)              6,250,000 (10)                --                  7.1%

----------------------------------------------------------------------------------------------------
All Officers and Directors as a   11,553,181, (11)         2,000,000                 15.7%
Group (6 persons)
----------------------------------------------------------------------------------------------------

* Less than one percent (1%)

(1) Applicable percentage of ownership is based on 86,230,417 shares of Class A common stock and 2,000,000 shares of Class B common stock outstanding as of July 13, 2005, together with securities exercisable or convertible into shares of common stock within 60 days of July 13, 2005, for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of July 13, 2005 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Note that affiliates are subject to Rule 144 and Insider trading regulations - percentage computation is for form purposes only.


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

(2) Unless otherwise indicated, the address of the persons named in this column is c/o Swiss Medica Inc., 53 Yonge Street, 3rd Floor, Toronto, Ontario, Canada M5E 1J3.

(3) Includes 880,000 Shares of Class A Common Stock underlying options that are exercisable within 60 days of the date of this report.

(4) Each Class B Share is entitled to vote as 50 shares of Class A Common Stock.

(5) Includes 80,000 Shares of Class A Common Stock underlying options that are exercisable within 60 days of the date of this report.

(6) Includes 200,000 Shares of Class A Common Stock underlying options that are exercisable within 60 days of the date of this report..

(7 Includes 80,000 Shares of Class A Common Stock underlying options that are exercisable within 60 days of the date of this report.

(8) Includes 175,000 Shares of Class A Common Stock underlying options that are exercisable within 60 days of the date of this report.

(9) The address for Alpha Capital is 300 Esplanade Drive, Suite 1950, Oxnard, California, 93036.

(10) Includes 1,562,500 Warrants with an exercise price of $0.30 per share, and 1,562,500 Warrants outstanding with an exercise price of $0.40 per share and exercisable within 60 days of the date of this report that would be required to be reported pursuant to Rule 13d-3 of the Securities Exchange Act of 1934.

(11) Includes 2,295,000 options exercisable within 60 days of the date of this report.

There are no arrangements or understandings among the entities and individuals referenced above or their respective associates concerning election of directors or other any other matters which may require shareholder approval.

INTERESTS OF CERTAIN PERSON IN OR IN OPPOSITION TO THE MATTERS TO BE ACTED UPON

No director, executive officer, or any associate thereof, or any other person has any interest, direct or indirect, by security holdings or otherwise, in the Amendment to the Certificate of Incorporation referenced herein which is not shared by the majority of the stockholders of the company.

                              AVAILBLE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act and must file reports, proxy statements and other information with the Securities and Exchange Commission. The reports, information statements and other information we file with the Commission can be inspected and copied at the Commission Public Reference Room, 450 Fifth Street, N.W. Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330. The Commission also maintains a Web site (http://www.sec.gov) that contains reports, proxy, and information statements and other information regarding registrants, like us, which file electronically with the Commission.

                                    SIGNATURE

Pursuant to the requirements of the Exchange Act of 1934, as amended, the Registrant has duly caused this Information Statement to be signed on its behalf by the undersigned hereunto authorized.

By Order of the Board of Directors.



                        /s/ Raghunath Kilambi
                        ---------------------
                        Raghunath Kilambi, Chief Executive Officer
                        August 25, 2005
                        Toronto, Ontario, Canada

                                  ATTACHMENT 1

                      RESOLUTIONS APPROVED ON JUNE 21, 2005

               BY THE BOARD OF DIRECTORS AND MAJORITY SHAREHOLDER


WHEREAS, it has been determined by the Board of Directors and the Stockholders that it is in the best interests of this Corporation and its Stockholders to amend the Corporation's Certificate of Incorporation to (1) increase the authorized number of shares of Class A Common Stock from 100,000,000 to 200,000,000 and (2) to decrease the authorized number of shares of Class B Common Stock from 50,000,000 to 5,000,000 such that the total number of authorized shares of the Corporation's capital stock is increased from 160,000,000 to 215,000,000 ("Modification in Authorized Stock").

NOW THEREFORE, BE IT RESOLVED, that the Modification in Authorized Stock is hereby approved and the Amendment of Certificate of Incorporation substantially as set forth in Exhibit A be approved and authorized.

RESOLVED FURTHER, that the officers of this Corporation be, and each of them hereby is, authorized, empowered and directed, for and on behalf of this Corporation, to take such further action and to execute and deliver all other documents and to effect all such other filings which the officer or officers acting shall determine are necessary or proper to effect the action authorized by these resolutions, including without limitation, filing a Schedule 14C with the Securities & Exchange Commission.


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

                                  ATTACHMENT 2

                    Amendment to Certificate of Incorporation


CERTIFICATE OF AMENDMENT

STATE of DELAWARE
AMENDMENT TO
CERTIFICATE of INCORPORATION of
SWISS MEDICA, INC.



o First: In a Written Consent of the Board of Directors of Swiss Medica, Inc. (the "Corporation"), resolutions were duly adopted setting forth the amendment of the Certificate of Incorporation of the Corporation (the "Certificate"), declaring said amendment to be advisable and conditioning said amendment on the approval of a majority of said Corporation's outstanding shares of capital stock. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that, subject to the approval of a majority of the Corporation's outstanding shares of capital stock, the Certificate of Incorporation be, and hereby is, amended with the following certificate of amendment:

"A. The name of the Corporation is Swiss Medica, Inc. and the original Certificate of Incorporation was filed with the Secretary of State of Delaware on August 14, 2001.


B. The following amendment to the Certificate of Incorporation, (the "Amended Certificate") of the Corporation has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of
Delaware:

1. The first sentence of Article V of the Certificate is hereby deleted and replaced in its entirety with the following:

      "The Corporation shall have authority to issue 215 million shares of capital stock, of which 200 million shall be shares of Class A common stock, par value $0.001 per share ("Class A Common Stock"), 5 million shall be shares of Class B common stock, par value $0.001 per share ("Class B Common Stock" and, together with the Class A Common Stock, "Common Stock"), and 10 million shall be shares of preferred stock, par value $0.001 per share ("Preferred Stock").


o Second: That, in accordance with Section 228 of the Delaware General Corporation Law, the holders of at least a majority of said Corporation's outstanding shares of voting capital stock consented to the foregoing amendment.

o Third: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

o Fourth: That the capital of the Corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, this Certificate of Amendment of the Certificate of Incorporation, which amends certain provisions of the Certificate of Incorporation of the Corporation, having been duly adopted in accordance with
Section 242 of the Delaware General Corporation Law, has been duly executed by its Chief Executive Officer, this __th day of August 2005.


                              By:
                                 ---------------------------------
                              Raghunath Kilambi, Chief Executive Officer


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